                                                                     EXHIBIT 4.2




        HOME SHOPPING NETWORK, INC. EMPLOYEE EQUITY PARTICIPATION PLAN
                      AGREEMENT AND DECLARATION OF TRUST

        This Agreement and Declaration of Trust, made this 28th day of December, 1994, by and between HOME SHOPPING NETWORK, INC., a Delaware corporation, hereinafter referred to as the "Company", and PNC BANK KENTUCKY, INC., hereinafter referred to as the "Trustee".

        WHEREAS, the Company has heretofore adopted its Employee Stock Ownership Plan (a copy of which is annexed hereto and is herein called the "Plan") for the benefit of the Participants and their beneficiaries;

        NOW, THEREFORE, the Company and the Trustee do hereby agree and declare as follows:

                                  ARTICLE I
                         Establishment of Trust Fund

        The Company hereby establishes with the Trustee, pursuant to the Plan, a trust which shall be comprised of an initial amount of $10.00, hereby delivered to the Trustee, together with other sums of money and other property acceptable to the Trustee, and the earnings and profits thereon. All such money and property, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments made by the Trustee, as authorized herein, are referred to herein as the "Fund". The Fund shall be held by the Trustee in trust and dealt with in accordance with the provisions of this Agreement and Declaration of Trust. At no time shall any part of the corpus or income of the Fund be used for or diverted to purposes other than for the exclusive benefit of the Participants and their beneficiaries.

                                  ARTICLE II
                              Duties of Trustee

        2.1 Distributions. It shall be the duty of the Trustee to make payments out of the Trust Fund from time to time on the written directions of the Administrator provided in the Plan to such persons, in the manner and in amounts as may be specified in the written directions of the Administrator, including, when the Administrator shall so direct, payments to the Participants or their beneficiaries under the Plan. Such directions need not specify the purpose of the payment so ordered, and the Trustee shall not be responsible in any way respecting the purpose of the payments, the applications of the payments or for the adequacy of the Fund to meet and discharge any liabilities under the Plan. In the event that more than one Administrator is appointed, the responsibilities of each shall be as determined by the Board of Directors and accepted in writing by the Administrators. In the event no delegation is made by the Board of Directors, the Administrators may allocate the responsibilities among themselves, in which event they shall notify the Trustee and the Board of

Directors in writing of their action. The Trustee thereafter shall be entitled to accept and rely upon any document executed by the appropriate Administrator unless the Board of Directors or the Administrators shall file with the Trustee a written revocation of the designation.

        2.2 Company Stock. The Plan is intended to invest primarily in marketable securities of the Company and qualify as an employee stock ownership plan within the meaning of section 4975(e)(7) of the Internal Revenue Code of 1986, as amended.

        2.3 Investment of Trust Fund. Subject to Section 2.2, above, the Trustee shall invest and reinvest the principal and income of the Fund and keep the Fund invested, without distinction between principal and income, in any and all common stocks, preferred stocks, bonds, treasury bills, mutual funds, shares of open-end management type investment companies, notes, debentures, mortgages, equipment trust certificates, ordinary life insurance, annuity and other investment contracts, common trust or investment funds (including funds which may be established by any bank or trust company which may be or become a Trustee hereunder), and in other property, real or personal, investments and securities of any kind, class or character as the Trustee may deem suitable for the Fund, and may purchase, sell, write or otherwise deal with stock options, both puts and calls, and futures contracts, provided that in selecting investments the Trustee shall use the skill and diligence of a prudent man acting in a like capacity in the conduct of an enterprise of a like character and with like aims. The Trustee, in the Trustee's discretion, may keep a portion of the Fund in cash or cash balance (including deposits with any bank which may be or become a Trustee hereunder) as the Trustee may from time to time deem to be in the best interests of the Fund.

        2.4 Investment Managers. The Trustee may, with the written consent of the Administrator, select one or more Investment Managers, as defined by the Plan, to manage all or any portion of the Trust Fund, and the Trustee shall not thereafter be responsible for any act or omission of the Investment Manager or be under any obligation to invest or otherwise manage any asset of the Plan subject to the control of the Investment Manager.

        2.5 Valuation of Trust Fund. Within 60 days after the end of the fiscal year of the Plan, the Trustee shall ascertain and certify to the Administrator the fair market value, as of the last day of such fiscal year, of all securities and other properties held in the Fund. The fair market values may be determined either by the Trustee or by any other person or persons believed by the Trustee to be competent to make the determination as the Trustee may select. Any determination of value so made shall, for all purposes of the Plan, conclusively establish such values.

                                 ARTICLE III
                              Powers of Trustee

        3.1     Specific Powers.  The Trustee is authorized and empowered:

                (a) To buy, sell exchange, convey, transfer, or otherwise acquire or dispose of any property held by the Trustee, by private contract or at public auction, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of the sale or other disposition;

                (b) To buy, sell, write and otherwise deal with stock options and the purchases and sales may be made on credit including the use of a margin account;

                (c) To vote any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any warrants, conversion privileges, subscription rights, or other options and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property held in the Fund;

                (d) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

                (e) To register any investment held in the Fund in the Trustee's own names or in the name of the nominee or nominees and to hold any investment in bearer form, but the books and records of the Trustee shall at all times show that the investments are part of the Fund;

                (f) To manage, administer, operate, lease for any number of years, develop, improve, repair, alter, demolish, mortgage, pledge, grant options with respect to, or otherwise deal with any real property or interest therein at any time held in trust;

                (g) To employ suitable agents and counsel and to pay their reasonable expenses and compensation;

                (h) To borrow or raise monies for the purposes of the Trust and for any sum so borrowed to issue a promissory note as Trustee and to secure the repayment thereof by pledging all or any part of the Fund, but nothing herein contained shall obligate a Trustee to be liable individually for the borrowing; and no person loaning money to the Trustee shall be bound to see to the application of the money loaned or to inquire into the validity, expediency, or propriety of the borrowing;

        3.2 General Powers. Notwithstanding the provisions of Section 3.1, the Trustee is authorized and empowered to perform all acts not specifically mentioned herein as the Trustee may deem necessary to administer the Trust
Fund and to carry out the purposes of the Trust.

        3.3 Defined Terms. Capitalized terms used in this Agreement but not specifically defined herein shall have the meaning described to them in the Plan.

                                  ARTICLE IV
                                   Trustee

         4.1 Resignation or Removal of Trustee. Any Trustee may resign at any time upon 60 days' notice in writing to the Company and the Administrator. A Trustee may be removed by the Company at any time upon 60 days' notice in writing to the Trustee and the Administrator. Upon the resignation or removal of a Trustee, the Company shall appoint a successor Trustee who shall have the same powers and duties as those conferred upon the former Trustee hereunder. The former Trustee shall assign, transfer, and pay to the remaining Trustee or the successor Trustee the Funds and properties then held by the former Trustee and constituting a part of the Fund. The former Trustee is authorized, however, to reserve a reasonable sum of money for payment of fees and expenses in connection with the settlement of the trust accounts or otherwise, and any balance of the reserve remaining after the payment of fees and expenses shall be paid to the remaining or successor Trustee.

         4.2 Accounting by Trustee. The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements, and other transactions hereunder, and all accounts, books, and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Administrator. Within 60 days following the close of the Plan's fiscal year, and within 90 days after the removal or resignation of a Trustee as provided in paragraph 4.1 hereof, the Trustee shall file with the Company a written account setting forth all investments, receipts, disbursements and other transactions effected by the Trustee during the fiscal year or during the period from the close of the last fiscal year to the date of the removal or resignation, which account so filed shall be open to inspection during business hours by the Administrator and by the Participants and their beneficiaries for a period of 30 days immediately following the date on which the account is filed with the Company. Upon the expiration of the 30-day period, the Trustee shall be forever released and discharged from all liability and accountability to anyone with respect to the propriety of the acts and transactions shown in the account, except with respect to any act or transaction as to which the Company, Participants, or beneficiaries shall have filed written objections with the Trustee within the 30-day period.

         4.3 Reliance by Trustee. Any action by the Board of Directors of the Company pursuant to any of the provisions of this Agreement and Declaration of Trust shall be evidenced by a resolution of the Board of Directors certified to the Trustee over the signature of its secretary or any assistant secretary under the corporate seal, and the Trustee shall be fully protected in acting in accordance with the resolutions. All directions, requests, and instructions of the Administrator to the Trustee shall be in writing, and the Trustee shall act and shall be fully protected in acting in accordance with the directions, requests and instructions. The Company shall furnish the Trustee from time to time with certified copies of resolutions of its Board of Directors evidencing the appointment and termination of office of Administrator.

         4.4 Liability of Trustee. The Trustee from time to time may consult with counsel, who may be counsel for the Company, and other advisers and shall be fully protected in reasonably and prudently acting on the advice.

         4.5 More than One Trustee. During any time when there shall be more than one Trustee serving, action shall be taken by a majority vote of the Trustee at a meeting or in writing without a meeting. The Trustee may authorize and direct one Trustee to communicate the actions of the Trustee to the Administrator or any other interested party. In that event the Administrator shall be notified of the authorization and shall be entitled to rely on the communication.

                                  ARTICLE V
                          Termination and Amendment

         5.1 Termination of Plan. The Company shall have the right at any time to permanently discontinue its contributions hereunder and to terminate or partially terminate its participation in this Plan and Trust by delivering to the Trustee and the Administrator written notice of the discontinuance, termination or partial termination, in which event the Fund shall be disposed of by the Trustee in accordance with the written directions of the Administrator.

         5.2 Amendment of Trust. The Company reserves the right at any time and from time to time, by action of its Board of Directors, to modify or amend, in whole or in part, any or all of the provisions of this Agreement and Declaration of Trust provided that no modification or amendment which affects the rights, duties or responsibilities of the Trustee may be made without the Trustee's consent in writing, and provided further, that no modification or amendment shall authorize or permit, at any time, any part of the corpus or income of the Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries under the Plan.

         5.3 Adoption by Affiliates. Affiliates of the Company may, with the consent of the Company, adopt this Plan for the benefit of their employees.
 Any such Affiliate may also discontinue its participation in the Plan at any time by giving appropriate notice to the Trustee, the Company and the Plan Administrator.

                                  ARTICLE VI
                           Miscellaneous Provision

         6.1 Expenses and Taxes. All brokerage costs and transfer taxes incurred in connection with the investment and reinvestment of the Fund, all expenses (other than fees for legal services rendered to the Trustee) incurred in connection with the acquisition or holding or real property, any interest therein or mortgage thereon, and all income taxes or other taxes of any kind whatsoever which may be levied or assessed under existing or future laws upon or in respect of the Fund, and any interest which may be payable on money borrowed by the Trustee for the purposes of the Trust, shall be paid from the Fund, and until paid, shall constitute a charge upon the Fund. All other administrative expenses actually incurred by the Trustee in the performance of Trustee's duties hereunder, including fees for legal services rendered to the Trustee and such compensation to any Trustee who is not also an employee of the Company as may be agreed upon in writing from time to time between the Company and the Trustee, shall be paid by the Company, but until paid shall constitute a charge upon the Fund.

         6.2 Applicable Law. The Plan and this Agreement and Declaration of Trust shall be administered, construed and enforced according to the Employee Retirement Income Security Act of 1974, as amended, and the laws of the State of Florida, to the extent they are not inconsistent therewith.

         IN WITNESS WHEREOF, this Agreement has been executed on the day and year set forth in the first paragraph of page 1, above.

Attest:                                            HOME SHOPPING NETWORK, INC.

By: /s/                                            By: /s/
    -------------------------                          ------------------------
              Asst. Secretary                                    Vice-President


        (Corporate Seal)

                             TRUSTEE'S ACCEPTANCE


         PNC BANK KENTUCKY, INC. hereby accepts the designation by the Board of Directors of HOME SHOPPING NETWORK, INC., as Trustee under this Agreement and Declaration of Trust.

         In exercising the responsibilities hereunder, the Trustee understands that he is the fiduciary of the Plan and will be held responsible for their actions and failures to act in that capacity.

                                         Brenda Higgins, VP Trust Officer
                                         --------------------------------
                                                     "Trustee"


STATE OF FLORIDA
COUNTY OF PINELLAS

        The foregoing instrument was acknowledged before me this 28th day of December, 1994, by Kevin J. McKeon and H. Steven Holtzman as Vice President and Secretary, respectively, of HOME SHOPPING NETWORK, INC., on behalf of the Company, who is personally known to me or has produced ______________________ as identification.


                                       Shirley S. Edwards
                                       --------------------------------
                                       NOTARY PUBLIC
                                       Name:
                                            ---------------------------
                                       My Commission Expires:


                                               (SEAL)

STATE OF KENTUCKY
COUNTY OF JEFFERSON

        The foregoing instrument was acknowledged before me this 29th day of December, 1994, by Brenda Higgins, as Trustee, who is personally known to me or who has produced ____________________ as identification.


                                       Judy A. Franklin
                                       --------------------------------
                                       NOTARY PUBLIC
                                       Name: Judy A. Franklin
                                            ---------------------------
                                       My Commission Expires: 3/30/96